Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Alesco Financial Inc. (formerly Sunset Financial Resources, Inc.(“Sunset”)) of our reports dated March 13, 2006, relating to Sunset’s consolidated financial statements, the effectiveness of Sunset’s internal control over financial reporting, and schedules of Sunset appearing in its Annual Report on Form 10-K for the year ended December 31, 2005.

Hancock Askew & Co., LLP
Savannah, Georgia
January 26, 2007